Filed pursuant to Rule 424(b)(3)
Registration No. 333-114089

PROSPECTUS SUPPLEMENT NO. 3
(TO PROSPECTUS DATED November 12, 2004)

1,513,669 Shares

Aptimus, Inc.

COMMON STOCK

This prospectus supplement supplements the prospectus dated November 12, 2004 relating to the offer and sale by the selling stockholders identified in the prospectus of up to 1,513,669 shares of our common stock. This prospectus supplement includes:

•	our Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on February 17, 2005.

The information contained in such report is dated as of the date of such report. This prospectus supplement should be read in conjunction with the prospectus dated November 12, 2004, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement updates and supercedes the information contained in the prospectus dated November 12, 2004, including any supplements or amendments thereto.

Investing in the shares involves risks. See “Risk Factors” beginning on page 6 of the prospectus dated November 12, 2004 and the risk factors included in Exhibit 99.1 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 17, 2005.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005

APTIMUS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28968 (Commission File Number)	91-1809146 (IRS Employer Identification No.)

100 Spear Street, Suite 1115
San Francisco, CA 94105
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (415) 896-2123

(Former Name or Former Address, if Changed Since Last Report)

Item 2.02    Results of Operations and Financial Condition.

The Company is issuing a press release dated February 17, 2005, containing certain information regarding the Company’s results of operations for the Company’s fourth quarter ended December 31, 2004 and the Company’s fiscal year ended December 31, 2004. The press release attached as Exhibit 99.1 is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 8, 2005

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APTIMUS, INC. (Registrant)

Dated: February 17, 2005	By: /s/ David H. Davis David H. Davis General Counsel and Corporate Secretary